Exhibit 10.19

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (this “Amendment”), dated as of February 22, 2023 (the “First Amendment Effective Date”), is among ATLAS SAND COMPANY, LLC, a Delaware limited liability company (the “Borrower”); each other Loan Party that is party hereto; and STONEBRIAR COMMERCIAL FINANCE LLC (together with its affiliates, “Stonebriar”), as Lender (in such capacity, “Lender”).

Recitals

A. The Borrower and Lender are parties to that certain Credit Agreement dated as of October 20, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which Lender has, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The parties hereto desire to enter into this Amendment to amend the Credit Agreement as set forth herein effective as of the First Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Amendment refer to the Credit Agreement.
Section 2.
Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date, in the manner provided in this Section 2.
2.1
Additional Defined Terms. Exhibit A to the Credit Agreement is hereby amended by adding thereto, in appropriate alphabetical order, the following new defined terms:

“Fountainhead MLA Documents” means, collectively, (a) that certain Master Lease Agreement dated as of May 16, 2022, between Fountainhead Logistics, LLC, as lessee, and Stonebriar, as lessor, (b) that certain Interim Funding Agreement dated as of May 16, 2022, between Fountainhead Logistics, LLC and Stonebriar and (c) each schedule executed in connection with the foregoing.

“Parent” the collective reference to all Parent Entities of the Borrower.

“Parent Entity” any Person that is or becomes a direct or indirect parent company of the Borrower on and following an IPO Event. For the avoidance of doubt, (a) on and following an IPO Event (i) Atlas Energy Solutions Inc. and (ii) any other Person that is formed to effect an IPO Event that is the managing member of or that directly or indirectly owns a majority of the voting Equity Interests of the Borrower, in each case, shall be deemed to constitute a Parent Entity of the Borrower and (b) the term Parent Entity shall exclude (i) the Brigham Family and (ii) any Person that is a parent company to the public entity or that is a direct or indirect non-managing member of the Borrower.

“Permitted Tax Distributions” without duplication, (i) dividends or distributions by the Company to Parent in an amount required for Parent to pay franchise, excise and similar taxes, (ii) with respect to any taxable period (or portion thereof) for which the Company and any of its subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of the Company is the common parent, or for which the Company is a partnership or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, dividends or distributions by the Company to any direct or indirect parent of the Company in an amount not to exceed the amount of any U.S. federal, foreign, state and/or local income taxes that the Company and/or its subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had the Company and/or such subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; (iii) with respect to any taxable period (or portion thereof) prior to an IPO Event for which the Company is a passthrough entity (including a partnership or disregarded entity) for U.S. federal income tax purposes and is not wholly owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, dividends or distributions by the Company to any member or partner of the Company in accordance with Section 4.1(b) of the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 30, 2018 (taking into account any loss carryforwards of such member or partner available from losses allocable to such member or partner by the Company to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and to the extent such loss had not already been utilized)); and (iv) with respect to any taxable period (or portion thereof) beginning at or after an IPO Event for which the Company is a passthrough entity (including a partnership or disregarded entity) for U.S. federal income tax purposes and is not wholly owned (directly or indirectly) by an entity that is taxable as a corporation for U.S. federal income tax purposes, dividends or distributions by the Company to any member or partner of the Company, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions sufficient to equal such member’s or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Company and its subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates (including any tax rate imposed on “net investment income” by Section 1411 of the Code)) applicable to an individual or, if higher, a corporation, resident in New York, New York, determined by taking into account (A) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (B) the alternative minimum tax, (C) any U.S. federal, state and/or local (as applicable) loss carryforwards of such member or partner available from losses of such member or partner attributable to its direct or indirect ownership of the Company and its subsidiaries for prior taxable periods beginning at or after an IPO Event to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and to the extent such loss had not already been utilized), (D) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income, and (E) any adjustment to such member or partner’s taxable income attributable to its direct or indirect ownership of the Company and its subsidiaries as a result of any tax examination, audit or adjustment with respect to any period (or portion thereof). Notwithstanding the foregoing, no Permitted Tax Distributions may be made in respect of taxable income of Unrestricted Subsidiaries except to the extent that a like amount is received by the Obligors in cash from such Unrestricted Subsidiaries during the most recent twelve (12) calendar month period.

“Sale-Leaseback” has the meaning given to such term in Section 5(t).

“Stonebriar Sale-Leaseback Transaction” means any Sale-Leaseback between any Loan Party and Stonebriar.

2.2
Amended Defined Terms. Each of the following defined terms contained in Exhibit A to the Credit Agreement is hereby amended to read in their entirety as follows:

“ABL Agent” means Bank of America, N.A., together with its successors and assigns in its capacity as administrative agent under the ABL Credit Agreement.

“ABL Credit Agreement” means that certain Loan, Security and Guaranty Agreement, dated as of February 22, 2023, among the Borrower, each of the lenders and letter of credit issuers from time to time party thereto, and the ABL Agent, as administrative agent and collateral agent, as such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“ABL/Term Intercreditor Agreement” means that certain Second Amended and Restated ABL/Term Intercreditor Agreement dated as of February 22, 2023 and initially entered into among the Borrower, the other Grantors (as defined therein) party thereto, Lender, ABL Agent, and each additional Representative (as defined therein) that from time to time becomes a party thereto, as amended, amended and restated, replaced, supplemented, renewed or otherwise modified from time to time.

2.3
Deleted Defined Term. The definition of “Tax Distribution Amount” in Exhibit A to the Credit Agreement is hereby deleted in its entirety.
2.4
Amendment of Definition of “Change of Control”. Clause (ii) of the definition of “Change of Control” in Exhibit A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii) from and after the occurrence of an IPO Event, any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), that does not include Bud Brigham or the Brigham Family, shall at any time have acquired, beneficially or of record, direct or indirect ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended) of 50% or more of the economic and/or voting interest in the equity interests in Borrower or any other Loan Party.

2.5
Amendment of Definition of “Permitted Debt”. The definition of “Permitted Debt” in Exhibit A to the Credit Agreement is hereby amended by (a) replacing the reference to “$50,000,000” in clause (ix) thereof with a reference to “$75,000,000”, (b) deleting the word “and” at the end of clause (xv)

thereof, (c) changing the “.” at the end of clause (xvi) thereof to “;” and (d) adding the following as new clauses (xvii) and (xviii) thereof:

(xvii) Debt in respect of any Stonebriar Sale-Leaseback Transaction; and

(xviii) Debt under the Fountainhead MLA Documents.

2.6
Amendment to Definition of “Permitted Liens”. The definition of “Permitted Liens” in Exhibit A to the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (xiv) thereof, (b) changing the “.” at the end of clause (xv) thereof to “;” and (c) adding the following as new clauses (xvi) and (xvii) thereof:

(xvi) Liens securing the obligations of any Loan Party under any Stonebriar Sale-Leaseback Transaction; and

(xvii) Liens securing the obligations of any Loan Party under the Fountainhead MLA Documents.

2.7
Amendment of Definition of “Permitted Payment”. The definition of “Permitted Payment” in Exhibit A to the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (ii) thereof, (b) amending and restating clause (iii) thereof as set forth below and (c) adding the following as new clauses (iv) and (v) thereof:

(iii) Permitted Tax Distributions;

(iv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, repurchases or redemptions of any Equity Interests that are not Disqualified Equity Interests of the Borrower (or any direct or indirect parent of the Borrower) held by officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower (or such direct or indirect parent), including any repurchase, retirement or redemption pursuant to any stock option plans, employee benefit plans or any shareholders’ agreement or other agreement or arrangement then in effect or upon their death, disability, retirement, severance or termination of employment or service or to cover such person’s payment of withholding taxes in connection therewith, provided, that the aggregate cash consideration paid for all such redemptions and payments shall not exceed $10,000,000 in any fiscal year; provided, however, that any unused amount may be carried over to the subsequent fiscal year; and

(v) repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options and (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options or restricted stock units.

2.8
Amendment of Definition of “Permitted Sale”. The definition of “Permitted Sale” in Exhibit A to the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (xii) thereof, (b) changing the “.” at the end of clause (xiii) thereof to “; and” and (c) adding the following as a new clause (xiv) thereof:

(xiv) any sale of Property by a Loan Party to Stonebriar consummated in connection with a Stonebriar Sale-Leaseback Transaction.

2.9
Amendment to Section 5(d). Clause (v) of Section 5(d) of the Credit Agreement is hereby amended by replacing the reference to “Cash Dominion Period” with a reference to “Trigger Period”.
2.10
Amendment to Section 5(q). Clause (ii) of the proviso contained in Section 5(q) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“documents creating Permitted Liens described in (A) clauses (ii), (iv), (v), (vi), (vii), (viii), (x), (xi), (xiv), (xvi) and (xvii) of the definition of “Permitted Liens” and (B) clauses (c), (e) and (h) of the definition of “Excepted Liens”

2.11
Amendment to Section 5(t). Section 5(t) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(t) No Sale-Leasebacks. No Loan Party shall enter into any arrangement, directly or indirectly, with any Person whereby in a substantially contemporaneous transaction such Loan Party shall sell or transfer all or substantially all of its right, title and interest in a Property and, in connection therewith, rent or lease back the right to use such Property (a “Sale-Leaseback”), except the Loan Parties may enter into Stonebriar Sale-Leaseback Transactions.

Section 3.
Conditions Precedent. The effectiveness of this Amendment is subject to the following:
3.1
Counterparts. Lender shall have received counterparts of this Amendment from the Loan Parties and Lender.
3.2
ABL Credit Agreement. Lender shall have received a fully-executed copy of the ABL Credit Agreement.
3.3
ABL/Term Intercreditor Agreement. Lender shall have received counterparts to the ABL/Term Intercreditor Agreement from Lender, the ABL Agent and the Loan Parties.
Section 4.
Miscellaneous.
4.1
Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment, and this Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
4.2
Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Loan Documents to which it is a party, (iv) agrees, with respect to each Loan Party that is a Guarantor, that its guarantee under the Guaranty Agreement remains in full force and effect with respect to the Secured

Obligations as amended hereby, (v) represents and warrants to Lender that each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof, after giving effect to the amendments set forth in Section 2 hereof, except (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (vi) represents and warrants to Lender that the execution, delivery and performance by such Loan Party of this Amendment are within such Loan Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Amendment constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (vii) represents and warrants to Lender that, after giving effect to this Amendment, no Event of Default exists.
4.3
Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by fax or electronic transmission (e.g. “.pdf”) shall be effective as delivery of a manually executed original counterpart hereof.
4.4
No Oral Agreement. This written Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Documents.
4.5
Governing Law. This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.
4.6
Payment of Expenses. The Borrower agrees to pay or reimburse Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender.
4.7
Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
4.8
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
4.9
Designation of Excluded Subsidiary. The Borrower hereby designates Atlas OLC Employee Company, LLC (“OLC Employee Company”), a wholly owned subsidiary of the Borrower, as an Excluded Subsidiary under the Credit Agreement. In accordance with the definition of “Excluded Subsidiary” under the Credit Agreement, the Borrower does hereby certify that treating the designation of OLC Employee Company as an Investment by the Loan Parties in OLC Employee Company in an amount equal to the fair market value of the assets of OLC Employee Company on the date of designation, such Investment would constitute a Permitted Investment under the Credit Agreement.

[Signature Pages Follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

ATLAS SAND COMPANY, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	Chief Financial Officer

GUARANTORS:

ATLAS SAND EMPLOYEE COMPANY, LLC, a Texas limited liability company

By:	Atlas Sand Company, LLC, its sole manager

By:	/s/ John Turner
Name:	John Turner
Title:	Chief Financial Officer

ATLAS SAND EMPLOYEE HOLDING COMPANY, LLC, a Texas limited liability company

By:	Atlas Sand Company, LLC, its sole member

By:	/s/ John Turner
Name:	John Turner
Title:	Chief Financial Officer

ATLAS SAND CONSTRUCTION, LLC, a Texas limited liability company

By:	Atlas Sand Company, LLC, its sole member

By:	/s/ John Turner
Name:	John Turner
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

ATLAS SAND CONSTRUCTION EMPLOYEE COMPANY, LLC, a Texas limited liability company

By:	Atlas Sand Company, LLC, its sole member

By:	/s/ John Turner
Name:	John Turner
Title:	Chief Financial Officer

FOUNTAINHEAD LOGISTICS, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	Chief Financial Officer

FOUNTAINHEAD LOGISTICS EMPLOYEE COMPANY, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	Chief Financial Officer

LENDER:

STONEBRIAR COMMERCIAL FINANCE LLC,

By:	/s/ Jeffrey L. Wilkison
Name:	Jeffrey L. Wilkison
Title:	SVP & Chief Credit Officer

[Signature Page to First Amendment to Credit Agreement]